Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson Chief Financial Officer (408) 986-9888	Claire McAdams Investor Relations (530) 265-9899
INTEVAC ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS
Santa Clara, Calif.—May 2, 2011—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended April 2, 2011.
“In a difficult quarter, we exceeded both our revenue and our earnings per share guidance,” commented Kevin Fairbairn, president and chief executive officer of Intevac. “With the two significant acquisitions announced recently in the hard drive market, we are clearly approaching an end state of consolidation. The enhanced scale of these companies will better enable them to fund the expenditures required to develop and deploy the next generation of higher areal density products. In the long-term, this consolidation bodes well for the hard drive industry, with numerous positive drivers for continued growth. Intevac’s technology leadership and operational flexibility position us well to support the industry’s growth and advanced technologies.
“In early April, we shipped our first LEAN SOLAR™ crystalline silicon deposition system and continued to make progress on expanding our product portfolio for the large solar cell manufacturing equipment market. In our Photonics business, we achieved record product shipments representing over 70% of Photonics revenue,” concluded Mr. Fairbairn.
First Quarter 2011 Summary
The net loss for the quarter was $7.0 million, or $0.31 per diluted share, compared to net income of $1.4 million, or $0.06 per diluted share, in the first quarter of 2010.
Revenues for the quarter were $17.4 million, including $10.2 million of Equipment revenues and Intevac Photonics revenues of $7.2 million. Equipment revenues consisted of upgrades, spares and service. Intevac Photonics revenues consisted of $1.9 million of research and development contracts and $5.3 million of product sales or 73.3% of Photonics revenues. In the first quarter of 2010, revenues were $33.1 million, including $25.6 million of Equipment revenues and $7.6 million of Intevac Photonics revenues which included $3.4 million of product sales or 44.2% of Photonics revenues.
Equipment gross margin in the quarter was 45.3%, compared to 48.7% in the first quarter of 2010. The decrease in gross margin was primarily as a result of lower revenues and lower factory utilization. Intevac Photonics gross margin was 24.5% compared to 26.7% in the first quarter of 2010 and 19.1% in the fourth quarter of 2010. The increase from the fourth quarter was a result of improved yields related to our night vision camera module for our NATO customer. Consolidated gross margin was 36.6%, compared to 43.7% in the first quarter of 2010.
Operating expenses for the quarter totaled $15.9 million, compared to $13.1 million in the first quarter of 2010 and $14.5 million in the fourth quarter of 2010, driven by increased development expenses for our new equipment products.

Order backlog totaled $41.7 million on April 2, 2011, compared to $46.7 million on December 31, 2010 and $152.3 million on April 3, 2010. Backlog at quarter end included two 200 Lean® systems, compared to two on December 31, 2010 and twenty-six on April 3, 2010.
Conference Call Information
The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (800) 642-1687 or, for international callers, (706) 645-9291, and providing Replay Passcode 58264463.
About Intevac
Intevac was founded in 1991 and has two businesses: Equipment and Intevac Photonics.
Equipment Business: We are a leader in the design, development and marketing of high productivity lean manufacturing systems and have been producing Lean Thinking platforms since 1994. We provide process manufacturing equipment solutions to the hard disk drive industry, high-productivity process manufacturing equipment and inspection solutions to the solar photovoltaic industry and wafer handling platforms to the semiconductor industry.
Intevac Photonics: We are a leader in the development and manufacture of leading edge, high-sensitivity imaging products and vision systems, as well as table-top and handheld Raman instruments. Markets addressed include military, industrial, medical and scientific.
For more information call 408-986-9888, or visit the company’s website at www.intevac.com.
200 Lean® is a registered trademark, and LEAN SOLARTM is a trademark, of Intevac, Inc.
Safe Harbor Statement
This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: expected demand for hard drives, the technology leadership and lead-time advantages of our systems, and the expansion of our product portfolio for the solar cell manufacturing market. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: oversupply in the media industry, a slowdown in demand for hard drives and the failure to introduce new products for the solar market, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s regular filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 2,	April 3,
	2011	2010
Net revenues
Equipment	$10,180	$25,557
Intevac Photonics	7,243	7,585

Total net revenues	17,423	33,142

Gross profit	6,380	14,478
Gross margin
Equipment	45.3%	48.7%
Intevac Photonics	24.5%	26.7%

Consolidated	36.6%	43.7%

Operating expenses
Research and development	9,012	6,544
Selling, general and administrative	6,885	6,567

Total operating expenses	15,897	13,111

Operating income (loss)
Equipment	(6,270)	3,880
Intevac Photonics	(1,583)	(1,184)
Corporate	(1,664)	(1,329)

Total operating income (loss)	(9,517)	1,367

Interest and other income	129	391

Profit (loss) before income taxes	(9,388)	1,758
Provision (benefit) for income taxes	(2,357)	328

Net income (loss)	$(7,031)	$1,430

Income (loss) per share
Basic	$(0.31)	$0.06
Diluted	$(0.31)	$0.06
Weighted average common shares outstanding
Basic	22,727	22,196
Diluted	22,727	22,975

INTEVAC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

ASSETS	April 2,	December 31,
	2011	2010

	(Unaudited)	(see Note)
Current assets
Cash, cash equivalents and short-term investments	$76,142	$114,514
Accounts receivable, net	17,560	25,911
Inventories	21,764	20,671
Deferred tax assets	3,304	3,124
Prepaid expenses and other current assets	6,890	6,630

Total current assets	125,660	170,850

Long-term investments	52,294	22,866
Property, plant and equipment, net	15,252	13,918
Deferred tax assets	16,416	14,594
Goodwill	18,389	18,389
Other intangible assets, net	6,848	6,984
Other long-term assets	3,917	4,170

Total assets	$238,776	$251,771

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$5,147	$5,562
Accrued payroll and related liabilities	4,578	11,365
Other accrued liabilities	10,612	11,104
Customer advances	4,805	4,867

Total current liabilities	25,142	32,898

Other long-term liabilities	10,973	11,630
Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid in capital	142,281	139,824
Accumulated other comprehensive income	247	255
Retained earnings	60,110	67,141

Total stockholders’ equity	202,661	207,243

Total liabilities and stockholders’ equity	$238,776	$251,771

Note: Amounts as of December 31, 2010 are derived from the December 31, 2010 audited consolidated financial statements.